UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☒	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

Hologic, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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HOLOGIC, INC.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD             , 2005

TO THE STOCKHOLDERS OF HOLOGIC, INC.:

NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of Hologic, Inc., a Delaware corporation (the “Company”), will be held on             ,             , 2005 at 9:00 a.m., local time, at the offices of the Company, 35 Crosby Drive, Bedford, Massachusetts 01730 for the following purposes:

1. To approve an amendment to the Company’s Certificate of Incorporation, as amended, to increase the number of authorized shares of common stock from 30,000,000 to 90,000,000 shares.

2. To transact such other business as may properly come before the meeting or any adjournment thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this Notice.

Only stockholders of record at the close of business on September 30, 2005 are entitled to notice of and to vote at the meeting and any adjournment or postponement thereof. All stockholders are cordially invited to attend the meeting. However, to assure your representation at the meeting, you are urged to complete, sign, date and return the enclosed proxy card as promptly as possible in the enclosed postage-prepaid envelope. Any stockholder attending the meeting may vote in person even if he or she returned a proxy.

By order of the Board of Directors

Lawrence M. Levy, Secretary

Bedford, Massachusetts

            , 2005

IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. EVEN IF YOU HAVE GIVEN YOUR PROXY, THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO EXERCISE BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION, BY EXECUTING A PROXY WITH A LATER DATE, OR BY ATTENDING AND VOTING AT THE MEETING.

THANK YOU FOR ACTING PROMPTLY.

HOLOGIC, INC.

PROXY STATEMENT

SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON             , 2005

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed proxy is solicited on behalf of the Board of Directors (the “Board of Directors”) of Hologic, Inc. (the “Company”), for use at a Special Meeting of Stockholders to be held on             ,             , 2005, at 9:00 a.m., local time (the “Special Meeting”), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Special Meeting of Stockholders. The Special Meeting will be held at the offices of the Company, 35 Crosby Drive, Bedford, Massachusetts 01730.

These proxy solicitation materials are first being mailed to all stockholders entitled to vote at the Special Meeting on or about                     , 2005.

Record Date and Common Stock Outstanding

Only stockholders of record at the close of business on September 30, 2005 (the “Record Date”) are entitled to receive notice of and to vote at the Special Meeting. On the Record Date, there were outstanding and entitled to vote                  shares of common stock of the Company, par value $.01 per share (“Common Stock”).

Voting

Each stockholder is entitled to one vote for each share of Common Stock. A majority of the shares of Common Stock outstanding and entitled to vote is required to be present or represented by proxy at the Special Meeting in order to constitute the quorum necessary to take action at the Special Meeting.

Votes cast by proxy or in person at the Special Meeting will be tabulated by the inspector of elections appointed for the Special Meeting. The inspector of elections will treat abstentions and “broker non-votes” as shares of Common Stock that are present and entitled to vote for purposes of determining a quorum.

The affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote at the Special Meeting is required to approve Proposal No. 1, to amend the Company’s Certificate of Incorporation to increase the number of authorized shares of Common Stock from 30,000,000 to 90,000,000 shares. Broker non-votes, if any, and abstentions will have the same effect as a vote against the proposal.

Revocability of Proxies

Any person giving a proxy in the form accompanying this proxy statement has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company’s principal executive office, 35 Crosby Drive, Bedford, Massachusetts 01730, written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the Special Meeting and voting in person.

Solicitation

All costs of this solicitation of proxies will be borne by the Company. The Company has retained American Stock Transfer & Trust Company to aid in the solicitation of proxies from stockholders, banks and other institutional nominees. The fees and expenses of such firm are not expected to exceed $10,000. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their reasonable expenses incurred in forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram, or personal solicitations by directors, officers or employees of the Company. No additional compensation will be paid for any such services.

Deadlines for Submission of Stockholder Proposals for 2006 Annual Meeting

Stockholder proposals for inclusion in the Company’s proxy materials for the Company’s 2006 Annual Meeting of Stockholders must have been received by the Company no later than September 23, 2005. These proposals must also meet the other requirements of the rules of the Securities and Exchange Commission (the “SEC”) and the Company’s By-laws relating to stockholder proposals.

Stockholders who wish to make a proposal at the Company’s 2006 Annual Meeting – other than one that will be included in the Company’s proxy materials – should notify the Company no later than December 7, 2005. If a stockholder who wishes to present such a proposal fails to notify the Company by this date, the proxies that management solicits for the meeting will have discretionary authority to vote on the stockholder’s proposal if it is properly brought before the meeting. If a stockholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the proxy rules of the SEC.

PROPOSAL NO. 1

Introduction

The Company’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”), currently authorizes the issuance of 30,000,000 shares of Common Stock, and 1,622,685 shares of Preferred Stock, $.01 par value per share (“Preferred Stock”), of which 30,000 shares have been designated Series A Junior Participating Preferred Stock (“Series A Preferred Stock”). As of the Record Date              shares of Common Stock were outstanding and no shares of Preferred Stock are outstanding. In addition, as of the Record Date, the Company had              shares of Common Stock subject to outstanding stock options and              shares of Common Stock reserved for issuance pursuant to future grants under the Company’s employee stock plans. Therefore, the Company’s total Common Stock share requirement as of the Record Date was approximately              shares (the “Share Requirement”).

Description of the Proposed Amendment

On September 14, 2005, the Company’s Board of Directors unanimously approved an amendment to Article Fourth of the Certificate of Incorporation (the “Amendment”), subject to stockholder approval, to increase the number of shares of Common Stock authorized for issuance under the Certificate of Incorporation by 60,000,000 shares to a total of 90,000,000 shares. Nothing in the proposed amendment would change the number of authorized shares of the Company’s Preferred Stock. The full text of the proposed Amendment is set out in Appendix A to this proxy statement.

The stockholders are being asked to approve such Amendment. If the Amendment is adopted, it will become effective upon the filing of the Amendment with the Secretary of State of the State of Delaware. The authorized but unissued shares of Common Stock would be available for issuance from time to time for such purposes and for such consideration as the Board of Directors may determine to be appropriate without further action by the stockholders, except for those instances in which applicable law or stock exchange rules require stockholder approval. The additional shares of authorized Common Stock, when issued, would have the same rights and privileges as the shares of Common Stock currently issued and outstanding. If the proposal is not approved by the stockholders, no Amendment will be filed and the proposal will not be implemented.

Purposes of the Proposed Amendment

The primary purpose of the Amendment is to provide a sufficient number of shares of Common Stock to effect the 2-for-1 stock split in the form of a stock dividend approved by the Board of Directors on September 14, 2005, pursuant to which each stockholder of record on September 30, 2005 would be entitled to receive one additional share of Common Stock for each share of Common Stock held on November 16, 2005. In addition, pursuant to the Company’s Rights Plan entered into on September 17, 2002, one preferred share purchase right to purchase a fraction of a share of the Company’s Series A Preferred Stock is deemed to be delivered with each share of outstanding Common Stock. The number of shares of Series A Preferred Stock purchasable upon the proper exercise of preferred share purchase rights will be adjusted in the event the proposed stock split is effected, as described below under the heading “Rights Plan”.

Currently, the Company’s Certificate of Incorporation authorizes 30,000,000 shares of Common Stock and the Company’s Share Requirement is             . Accordingly, the Company does not have an adequate number of authorized shares of Common Stock to enable the completion of the stock split. The Board of Directors therefore approved the Amendment, subject to stockholder approval, to increase the number of shares authorized under the Certificate of Incorporation from 30,000,000 to 90,000,000.

In addition, the Board of Directors believes that it is in the Company’s best interest to increase the number of authorized shares of Common Stock beyond the number necessary to effect the stock split in order to have additional authorized but unissued shares available for issuance to meet business needs as they arise without the expense or delay of a special meeting of stockholders to approve additional authorized shares at that time. Such business needs may include future stock dividends or splits, equity financings, acquisitions, adopting new or modifying current employee benefit plans and other proper corporate purposes identified by the Board of Directors in the future. Any future issuance of Common Stock of the Company would remain subject to separate stockholder approve if required by Delaware law or the rules of any national securities exchange or automated quotation system on which shares of Common Stock of the Company are then listed or traded.

If the proposal is approved by the stockholders, upon the effective date of the Amendment, the Company would have approximately              shares of Common Stock authorized and available for future issuance after the 2-for-1 stock split. If the proposal is not approved by the stockholders, the number of authorized shares of Common Stock of the Company will remain at 30,000,000, the 2-for-1 stock split will not be effected and the Company would have only              shares of Common Stock which remain authorized and available for future issuance, in addition to the shares reserved under the Company’s employee stock plans.

Other than as permitted or required under the Company’s existing employee stock plans and outstanding options, the Board of Directors has no immediate plans, understandings, agreements or commitments to issue additional shares of Common Stock for any purposes.

The Board of Directors believes that the proposed increase in the number of authorized shares of Common Stock will make a sufficient number of shares available, should the Company decide to use its shares for one or more of such previously mentioned purposes or otherwise. The Company reserves the right to seek a further increase in authorized shares from time to time in the future as considered appropriate by the Board of Directors.

Other Potential Effects of the Proposed Amendment

If the stockholders approve the proposed Amendment, the Board of Directors may cause the issuance of additional shares of Common Stock without further vote of the stockholders of the Company, except as provided under Delaware corporate law or under the rules of any national securities exchange or automated quotation system on which shares of Common Stock of the Company are then listed or traded. Under the Company’s Certificate of Incorporation, the Company’s stockholders do not have preemptive rights to subscribe to additional securities which may be issued by the Company, which means that current stockholders do not have a prior right to purchase any new issue of capital stock of the Company in order to maintain their proportionate ownership of the Company’s Common Stock. In addition, if the Board of Directors elects to issue additional shares of Common Stock, such issuance could have a dilutive effect on the earnings per share, voting power and holdings of current stockholders.

In addition to the corporate purposes discussed above, the proposed Amendment could, under certain circumstances, have an anti-takeover effect, although this is not the intent of the Board of Directors. For example, it may be possible for the Board of Directors to delay or impede a takeover or transfer of control of the Company by causing such additional authorized shares to be issued to holders who might side with the Board of Directors in opposing a takeover bid that the Board of Directors determines is not in the best interests of the Company and its stockholders. The Amendment therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempt, the proposed Amendment may limit the opportunity for the Company’s stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The proposed Amendment may have the effect of permitting the Company’s current management, including the current Board of Directors, to retain its position, and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of the Company’s business. The Board of Directors, however, is not aware of any attempt to take control of the Company and the Board of Directors has not presented this proposal with the intent that it be utilized as a type of anti-takeover device.

Additional Anti-Takeover Considerations

There are other provisions currently in the Company’s Certificate of Incorporation, Amended and Restated Bylaws, Rights Plan and Delaware law which could have an anti-takeover effect. A summary of these provisions is set forth below. These provisions, as well as the authority of the Board of Directors to issue additional shares of Common Stock and accelerate the exercisability of the rights under the Company’s Rights Plan could be used by the Board of Directors in a manner calculated to prevent the removal of management and make more difficult or discourage a change in control of the Company. The distribution of rights and certain aspects of the following provisions in the Company’s Certificate of Incorporation and By-Laws were designed to afford the Board of Directors the opportunity to evaluate the terms of a takeover attempt without haste or undue pressure, advise stockholders of its findings, and to negotiate to protect the interests of all stockholders.

Certificate of Incorporation and Bylaws

The Company is authorized to issue 1,622,685 shares of Preferred Stock, of which 30,000 shares have been designated as Series A Preferred Stock which are purchasable pursuant to preferred share purchase rights issued pursuant to the Company’s Rights Plan summarized below under the heading “Rights Plan”. As of the Record Date, no shares of Preferred Stock were outstanding. The Company’s Board of Directors, without further stockholder approval (except as may be required by applicable law or the rules of any stock exchange or automated quotation system on which the Company’s securities may be listed or traded) has the authority to issue shares of Preferred Stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including: dividend rights; dividend rates; conversion rights; voting rights; terms of redemption; redemption prices; liquidation preferences; and the number of shares constituting any series or the designation of such series. If Board of Directors elects to exercise this authority, the rights and privileges of holders of shares of Common Stock could be made subject to the rights and privileges of such series of Preferred Stock. Although the

Board of Directors has no other intention at the present time of doing so, it could issue a series of Preferred Stock that could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt.

The Company’s Certificate of Incorporation contains a so-called “anti-greenmail” provision. This provision is intended to discourage speculators who accumulate beneficial ownership of a significant block of stock of a company and then, under the threat of making a tender offer or instigating a proxy contest or some other corporate disruption, succeed in extracting from the company a premium price to repurchase the shares acquired by the speculator. This tactic has become known as greenmail. The anti-greenmail provision prohibits the Company from purchasing any shares of Common Stock from a related person, who has beneficially owned such Common Stock or right to purchase such Common Stock for less than two years prior to the date of such purchase, at a per share price in excess of the fair market value at the time of the purchase unless the purchase is approved by the holders of two-thirds of the outstanding shares of Common Stock, excluding any votes cast by the related person. The term “related person” means any person (other than the Company or a subsidiary of the Company or a founder of the Company) who acquires more than five percent of the Company’s voting stock. Stockholder approval is not required for such purchases when the offer is made available on the same terms to all holders of shares of Common Stock or when the purchases are effected on the open market.

The Company’s Certificate of Incorporation also contains a provision that requires the affirmative vote of the holders of 80% of the outstanding Common Stock to approve amendments to the Certificate of Incorporation or to approve extraordinary transactions that are required to be approved by stockholders under the Delaware General Corporation Law, including mergers, sales of substantially all of the Company’s assets and dissolution, if the actions are not approved by a majority of the continuing directors of the Company. The Certificate of Incorporation provides that the affirmative vote of the holders of only a majority of the outstanding Common Stock is required to approve such matters if they have been approved by the Company’s continuing directors. The term “continuing director” is defined to mean (i) any member of the Board of Directors who is unaffiliated with a related person and was a member of the Board of Directors prior to the time any such person became a related person and (ii) any successor to such a continuing director who is not affiliated with any related person and is recommended to succeed a continuing director by a majority of the continuing directors then on the Board of Directors. A majority of the continuing directors can designate a new director to be a continuing director, even though such person is affiliated with a related person. The effect of this provision of the Certificate of Incorporation would be to make it unlikely that any transaction requiring a stockholder vote would receive the requisite approval unless supported by management.

Another provision included in the Company’s Certificate of Incorporation requires the Board of Directors to consider social, economic and other factors in evaluating whether certain types of corporate transactions proposed by another party are in the best interests of the Company and its stockholders. These transactions include (i) the purchase or exchange of securities or property for any of the Company’s outstanding equity securities, (ii) the merger or consolidation of the Company with another corporation and (iii) the purchase or other acquisition of all or substantially all of the Company’s properties and assets.

The Company’s Amended and Restated By-laws provide that stockholders seeking to nominate candidates for election as directors at an annual or special meeting of stockholders must meet specified procedural requirements. These provisions may preclude stockholders from making nominations for directors at an annual or special meeting of stockholders. The Company’s Amended and Restated By-laws also do not permit stockholders to call a special meeting of stockholders.

Rights Plan

The Board of Directors of the Company has adopted a Rights Plan. As a result, the Company issued one preferred share purchase right for each outstanding share of Common Stock. One preferred share purchase right will be issued for each additional share of Common Stock that the Company issues. The rights become exercisable if, without the prior approval of the Board of Directors, a person or group acquires 15% or more of the Company’s outstanding Common Stock or commences or announces a tender or exchange offer which would result in such ownership. Each right that becomes exercisable entitles the registered holder to purchase one one-thousandth of a share of the Company’s Series A Preferred Stock at a purchase price of $60.00 per one-thousandth of a share, subject to adjustment. If the Amendment is approved and the proposed 2-for-1 stock split is effected, in accordance with the terms of the Rights Plan (i) the number of one one-thousandths of a share of the Company’s Series A Participating Preferred Stock purchasable upon exercise of each preferred share purchase right will be adjusted so that each preferred share purchase right will entitle the registered holder to purchase one half of the number of one one-thousandths of a share of Series A Preferred Stock upon the proper exercise of a right; and (ii) each share of Common Stock outstanding after the stock split shall have issued with respect to it that number of preferred share purchase rights which each share of Common Stock outstanding immediately prior to the stock split had issued with respect to it.

If, after the rights become exercisable, the Company were to be acquired through a merger or other business combination transaction or 50% or more of the Company’s assets or earning power were sold, each right would permit the holder to purchase, for the purchase price, common stock of the surviving company having a market value of twice the purchase price.

The rights expire on January 1, 2013, unless earlier redeemed or exchanged by the Company. The purchase price payable and the shares of preferred stock issuable upon exercise of the rights are subject to adjustment as described in the Rights Plan. In addition, the Company’s Board of Directors retains the authority to redeem, at $0.001 per right, the rights at any time prior to the acquisition by a person or group of 15% or more of the outstanding Common Stock.

Section 203 of Delaware Law

The Company is subject to the provisions of Section 203 of the Delaware General Corporation Law. Section 203 prohibits publicly held Delaware corporations from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns or was, within the three year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder, an owner of 15% or more of a corporation’s voting stock. These provisions could have the effect of delaying, deferring or preventing a change in control of the Company or reducing the price that certain investors might be willing to pay in the future for shares of Common Stock.

Vote Required

The affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote on this proposal will be required to approve the proposed Amendment to the Company’s Certificate of Incorporation. Abstentions and broker non-votes are not affirmative votes and, therefore, will have the same effect as a vote against the proposal. No rights of appraisal or similar rights of dissenters exist with respect to this matters.

Recommendation of the Board

Hologic’s Board of Directors unanimously recommends that you vote “FOR” the proposed amendment to the Company’s Certificate of Incorporation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of September 22, 2005 with respect to the beneficial ownership of the Company’s Common Stock of (i) each person known by the Company to be the beneficial owner of 5% or more of the Company’s Common Stock; (ii) each of the Company’s directors; (iii) the Company’s Chief Executive Officer and the next four most highly compensated executive officers during the fiscal year ended September 25, 2004; and (iv) all executive officers and directors as a group. This information is based upon information received from or on behalf of the named individuals or from publicly available information and filings by or on behalf of those persons with the SEC. Unless otherwise noted, each person identified possesses sole voting and investment power with respect to the shares listed.

	Beneficial Ownership
Name of Beneficial Owner	Number of Shares	Percent of Common Shares

5% Beneficial Owners:

Wellington Management Company, LLP (1) 75 State Street Boston, MA 02109	1,539,290	7.0%

Amaranth Advisors, L.L.C.(2) 1 American Lane Greenwich, CT 06831	1,343,100	6.1%

Officers and Directors:

John W. Cumming (3)	350,802	1.6%

Jay A. Stein (4)	316,870	1.4%

Glenn P. Muir (4)	371,058	1.7%

Robert A. Cascella (4)	172,500	*

John Pekarsky (4)	14,319	*

Irwin Jacobs (4)	39,000	*

David R. LaVance, Jr. (4)	—	*

Nancy L. Leaming (4)	8,000	*

Arthur G. Lerner (4)	—	*

All current directors and executive officers as a group (9 persons) (4)	1,272,549	5.5%

*	Less than one percent.
(1)	Based on information contained in a Schedule 13F filed by Wellington Management Company, LLP with the SEC on August 15, 2005. The filing indicated that as of June 30, 2005, Wellington Management Company, LLP had sole and/or shared voting power over all except for 47,530 shares and sole and/or defined investment power over all 1,539,290 shares.
(2)	Based on information contained in a Schedule 13F filed by Amaranth Advisors, L.L.C. with the SEC on August 12, 2005. The filing indicated that as of June 30, 2005, Amaranth Advisors, L.L.C. had shared voting and/or investment power over all 1,343,100 shares.
(3)	Includes options to purchase 342,500 shares of Common Stock held by Mr. Cumming and options to purchase 5,625 shares of Common Stock held by Mr. Cumming’s wife, all of which are exercisable within 60 days after September 22, 2005 and 427 shares of Common Stock held by Mr. Cumming’s wife. Mr. Cumming disclaims beneficial ownership with respect to all shares and options to purchase shares of Common Stock held by his wife.
(4)	Includes the following shares subject to options which are exercisable within 60 days after September 22, 2005; Dr. Stein – 143,500; Mr. Muir – 306,250; Mr. Cascella – 172,500; Mr. Pekarsky – 13,750; Mr. Jacobs – 39,000; Ms. Leaming – 8,000; and all current directors and executive officers as a group – 1,031,125.

OTHER MATTERS

The Company knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

VOTING PROXIES

The Board of Directors recommends an affirmative vote on all proposals specified. Proxies will be voted as specified. If signed proxies are returned without specifying an affirmative or negative vote on any proposal, the shares represented by such proxies will be voted in favor of the Board of Directors’ recommendations.

By order of the Board of Directors

Lawrence M. Levy, Secretary

Bedford, Massachusetts

            , 2005

APPENDIX A

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

HOLOGIC, INC.

Hologic, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of Hologic, Inc., resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED: That it is advisable and in the best interests of the corporation to amend the Certificate of Incorporation of the corporation so that the first paragraph of Article Fourth shall read in its entirety as follows:

“(a) The total number of shares of all classes of stock which the Corporation shall have authority to issue is (i) 90,000,000 shares of Common Stock, $.01 par value per share (“Common Stock”), and (ii) 1,622,685 shares of Preferred Stock, $.01 par value per share (“Preferred Stock”), of which 30,000 shares have been designated Series A Junior Participating Preferred Stock (“Series A Preferred Stock”).”

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said Hologic, Inc. has caused this Certificate to be signed by                 , its                 , this          day of             , 2005.

HOLOGIC, INC.

By:

Name:

Title:

HOLOGIC, INC.	PROXY FOR SPECIAL MEETING OF STOCKHOLDERS
35 Crosby Drive	, 2005
Bedford, MA 01730
(781) 999-7300

The undersigned stockholder of HOLOGIC, INC., a Delaware corporation (the “Company”), acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement, dated                 , 2005, and hereby appoints John W. Cumming and Glenn P. Muir, and each of them acting singly, with full power of substitution, attorneys and proxies to represent the undersigned at the Special Meeting of Stockholders of the Company to be held at 35 Crosby Drive, Bedford, Massachusetts 01730, on                 ,         , 2005, at 9:00 A.M. local time, and at any adjournment or postponement thereof, with all power which the undersigned would possess if personally present, and to vote all shares of stock which the undersigned may be entitled to vote at said meeting upon the matters set forth in the Notice of Meeting in accordance with the following instructions and with discretionary authority upon such other matters as may come before the meeting. All previous proxies are hereby revoked.

The Board of Directors recommends a vote FOR Proposal No. 1.

Proposal No. 1. To amend the Company’s Certificate of Incorporation, as amended, to increase the number of authorized shares of Common Stock from 30,000,000 to 90,000,000 shares.

☐ FOR	☐ AGAINST	☐ ABSTAIN

This proxy is solicited on behalf of the Board of Directors. This proxy will be voted as specified or, where no direction is given, will be voted FOR Proposal No. 1.

PLEASE SIGN, DATE AND MAIL THIS PROXY IMMEDIATELY IN THE ENCLOSED ENVELOPE.

Dated......................................................................, 2005
..........................................................................................
..........................................................................................

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as it appears hereon. When signing as joint tenants, all parties in the joint tenancy must sign. When a proxy is given by a corporation, it should be signed by an authorized officer and the corporate seal affixed.